Exhibit 99
[OBJECT OMITTED]
For Immediate Release


Contacts:
James B. Lipham                                           Leo S. Berard
Chief Financial Officer                                   Investor Relations
(706) 649-2262                                            (706) 649-5220

       TSYS(R)Announces 33.5% Increase in Earnings for Third Quarter 2001 Company Expects to Achieve a 20% Increase in Net Income for the Year

         Columbus, Ga., October 16, 2001 -- TSYS(R) (NYSE: "TSS") today announced net income and revenues for the three and nine months ended September 30, 2001, which were in line with the Company's forecast.

         Net income for the third quarter of 2001 increased 33.5% to $25.5 million, up from $19.1 million for the same period last year. Basic and diluted earnings per share for the third quarter of 2001 increased to $0.13 up from $0.10 for the third quarter of 2000. Revenues for the three months ended September 30, 2001 were $163.0 million, an increase of 9.4% compared with revenues of $149.0 million for the same period in 2000.

         Net income for the first nine months of 2001 increased 14.6% to $73.4 million, up from $64.1 million for the same period last year. Basic and diluted earnings per share for the nine months ended September 30, 2001 increased to $0.38, up from $0.33 for the first nine months of 2000. Revenues for the first nine months of 2001 were $479.6 million, an increase of 7.7%, compared with revenues of $445.3 million for the first nine months of 2000.

         TSYS' revenues do not include the revenues of its 50/50 joint venture with Visa U.S.A., named Vital Processing Services, L.L.C. (Vital). TSYS accounts for Vital's financial results based on the equity method of accounting. If TSYS had consolidated Vital's results, pro forma revenues for the third quarter of 2001 would have been $207.5 million, an increase of 10.5%, compared with pro forma revenues of $187.9 million for the third quarter of 2000. Pro forma revenues for the first nine months of 2001 would have been $617.0 million, an increase of 8.8%, compared with pro forma revenues of $567.2 million for the same period in 2000.

         "We are extremely pleased with the financial results for the third quarter and the first nine months of 2001. The results were in line with our forecast and we continue to expect earnings growth for the fourth quarter of 2001 compared to the fourth quarter of 2000 to be in excess of 30%. Though the investment community is concerned about

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TSYS Announces 33.5% Increase in Third Quarter 2001 Earnings
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the lingering negative economic effects of the September 11 attacks, we do not believe they will have a significant financial effect on TSYS. Transaction and authorization volumes dropped on September 11th, and the following week, as most people stayed home with their families. However, in the weeks that followed, those processing volumes returned to normal levels as consumers resumed their daily activities. As the traditional holiday season approaches, we anticipate the transaction levels to sustain and we anticipate achieving our financial forecast," said Richard W. Ussery, chairman and CEO of TSYS.

         "With the completed conversions of the Royal Bank of Scotland Group plc and Allied Irish Banks plc, TSYS became the leading international third-party processor. With the infrastructure, people and technology in place, we look forward to enhancing and creating new relationships in the United Kingdom and Western Europe. We will also expect to broaden our international scope by expanding our processing reach into Asia. Between the market opportunities in both Europe and Asia, TSYS anticipates international revenues to be 20% of total revenues by 2003," Ussery said.

         "In spite of the underlying U.S. economic concerns, we anticipate achieving our fourth quarter financial goals of growing earnings in excess of 30% and achieving a 20% increase in earnings for 2001. With our competitive advantages in technology, service and people, we are poised to capitalize on the opportunities both domestically and internationally as we carry out our strategic plan, which calls for an ambitious, but achievable, 20-25% expected growth in net income for 2002 and 2003," Ussery said.

VisionWorks Strategic Plan Scorecard:

------------------------------------------------------- ------------------- ---------------
                                         YTD 2001           2001E            2003E
------------------------------------------------------- ------------------- ---------------
Revenues                                $479.6 million        $650 million      $1 billion
International revenue percentage                 12.5%                 13%             20%
Increase in net income    `                      14.6%                 20%          20-25%
Accounts on File                         212.4 million         213 million     300 million


         TSYS' adoption of Statement of Financial Accounting Standard No.142 "Goodwill and Other Intangible Assets" in January 2002 will not have any significant impact on TSYS' financial results.

         TSYS will host a quarterly earnings conference call at 4:15 p.m. EDT, October 16, 2001. The conference call can be accessed on TSYS' web site at www.tsys.com by clicking on the listed item within the Highlights section of the home page. The replay will be archived for 90 days and will be available 30-45 minutes after the call.

About TSYS
TSYS brings integrity and innovation to the world of electronic payments. TSYS serves as the integral link between buyers and sellers in the rapidly evolving universe of electronic payments. With more than 200 million accounts on file, TSYS makes it possible for millions of consumers to use their credit, debit, stored value, commercial, chip and retail cards anytime, anywhere through any medium or portal. TSYS offers a full range of acquiring and issuing services from accepting electronic payments for goods and services, to credit applications, collections and

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TSYS Announces 33.5% Increase in Third Quarter 2001 Earnings
Page 3 of 4

bankruptcy. Based in Columbus, Ga., TSYS (NYSE: "TSS") (www.tsys.com) processes for 23 countries in 14 currencies and four languages and maintains operations in Canada, Mexico, Japan and the United Kingdom. TSYS is an 80.8-percent-owned subsidiary of Synovus Financial Corp. (NYSE: "SNV") (www.synovus.com), No. 8 on FORTUNE magazine's list of "The 100 Best Companies To Work For" in 2001. For more information, contact news@tsys.com.

         This press release contains statements that constitute "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934 as amended by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding TSYS' expected growth in earnings for the fourth quarter of 2001, expected growth in net income for the years 2001-2003, expected financial impact of the September 11 terror attacks on TSYS, expected expansion into Asia and the assumptions underlying such statements including TSYS' expected increases in revenues, increases in revenues attributable to international clients, increases in net income and the expected increases in the number of accounts on file for 2001 and 2003. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. A number of important factors could cause actual results to differ materially from those contemplated by the forward-looking statements in this press release. Many of these factors are beyond TSYS' ability to control or predict. The factors include, but are not limited to, lower than anticipated internal growth rates for TSYS' existing customers, TSYS' inability to control expenses and increase market share, TSYS' inability to successfully bring new products to market, including, but not limited to stored value and e-commerce products, the inability of TSYS to grow its business through acquisitions, adverse developments with respect to entering into contracts with new clients and retaining current clients, the merger of TSYS clients with entities that are not TSYS clients, TSYS' inability to anticipate and respond to technological changes, particularly with respect to e-commerce, adverse developments with respect to the successful conversion of clients, the absence of significant changes in foreign exchange spreads between the United States and the countries TSYS transacts business in, to include Mexico, United Kingdom, Japan, Canada and the European Union, adverse developments with respect to the credit card industry in general, TSYS' inability to successfully manage any impact from slowing economic conditions or consumer spending, the occurrence of catastrophic events that would impact TSYS' or its major customers operating facilities, communication systems and technology or that has a material negative impact on current economic conditions or levels of consumer spending, successfully managing the potential both for patent protection and patent liability in the context of rapidly developing legal framework for expansive software patent protection and overall market conditions. Additional factors that could cause actual results to differ materially from those contemplated in this press release can be found in TSYS' filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations.

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TSYS Announces 33.5% Increase in Third Quarter 2001 Earnings
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
                                                          TSYS
                                                   Financial Highlights
                                         (In thousands, except per share data)
                              --------------------------------------       -------------------------------
                                       Three months ended                      Nine months ended
                                         September 30,                         September 30,
                              --------------------------------------       -------------------------------
                                                          Percentage                             Percentage
                                       2001          2000     Change        2001           2000      Change
                              --------------  ------------ ----------     ----------  ----------- ---------
Revenues
    Bankcard processing       $      143,364       126,252      13.6 %     $414,791       375,351     10.5 %
    Other services                    19,591        22,707     (13.7)        64,769        69,957     (7.4)
                              --------------  ------------                ----------  -----------
       Total revenues                162,955       148,959       9.4        479,560       445,308      7.7
                              --------------  ------------                ----------  -----------
Expenses
    Employment                        66,850        63,289       5.6        190,652       176,982      7.7
    Occupancy & equipment             41,346        38,911       6.3        126,266       118,740      6.3
    Other                             21,278        21,382       0.5         64,937        65 137     (0.3)
                              --------------  ------------                ----------  -----------
       Total operating expense       129,474       123,582       4.8        381,855       360,859      5.8

Equity in Income of
  Joint Ventures                       4,603         3,290      39.9         12,310        11,019     11.7
                              --------------  ------------                ----------  -----------
Operating Income                      38,084        28,667      32.8        110,015        95,468     15.2

Other Income                             532           840     (36.7)         2,032         2,922    (30.5)
                              --------------  ------------                ----------  -----------
Income before Income Taxes            38,616        29,507      30.9        112,047        98,390     13.9

Income Taxes                          13,158        10,441      26.0         38,618        34,336     12.5
                              --------------  ------------                ----------  -----------
Net Income                    $       25,458        19,066      33.5    $    73,429        64,054     14.6
                              ==============  ============                ==========  ===========
Basic Earnings Per Share      $         0.13          0.10      33.5    $      0.38          0.33     14.7
                              ==============  ============                ==========  ===========
Diluted Earnings Per Share    $         0.13          0.10      33.3    $      0.38          0.33     14.4
                              ==============  ============                ==========  ===========
Dividend Declared Per Share   $       0.0150        0.0125              $    0.0450        0.0350
                              ==============  ============                ==========  ===========
Average Common Shares
  Outstanding                    194,778,566   194,781,635              194,770,776   194,794,598
                              ==============  ============                ==========  ===========
Average Common and Common
  Equivalent Shares Outstanding  195,712,903   195,266,171              195,649,308   195,285,498
                              ==============  ============                ==========  ===========
Other (in millions)
-------------------------------
Depreciation and amortization $         12.9          12.5       3.2    $      40.2          37.4      7.4
                              ==============  ============                ==========  ===========


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